Exhibit (c)(v)

Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Special Committee Meeting Project Orange September 15, 2022 Morgan Stanley CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Agenda 1 Process Update 2 Valuation Considerations 3 Next Steps PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley

1 Bidder Outreach Progress Detail

Company	Connected	Earnings Pack	NDA Signed	MP Scheduled	Meeting Held	Responding to High Priority Diligence	VDR Access Provided	Received Initial Bid
Sponsors								
[***]	✓	✓	✓	✓	✓	✓	✓	
[***]	✓	✓	✓	✓	✓	✗ (Not engaged)		
Strategics								
[***]	✓	✗ (Not engaged)						
[***]	✓	✗ (Not engaged)						
No Interest								
[***]	✓	✓	✓	✓	✓	✓	✗ (No Interest)	
[***]	✓	✓	✓	✓	✓	✗ (No Interest)		
[***]	✓	✓	✓	✓	✓	✗ (No Interest)		
[***]	✓	✓	✗ (No Interest)					
[***]	✓	✗ (No Interest)						
[***]	✓	✗ (No Interest)						
[***]	✓	✓	✓	✓	✓	✗ (No Interest)		
[***]	✓	✓	✓	✓	✓	✗ (No Interest)		
[***]	✓	✓	✓	✓	✓	✓	✗ (No Interest)	
[***]	✓	✓	✗ (No Interest)					
[***]	✓	✗ (No Interest)						
[***]	✓	✓	✓	✓	✗ (No Interest)			
[***]	✓	✓	✓	✓	✓	✗ (No Interest)		
Insider								
[***]	✓							

✗ Not engaged ✗ No Interest

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

Morgan Stanley

1 Process Calendar

August

Sun	Mon	Tues	Wed	Thurs	Fri	Sat
7	8	9 Management Presentation • [***]	10	11	12 Management Presentation • [***] Accounting / Financial DD • [***]	13
14	15 Management Presentation • [***] Tax DD • [***]	16 Management Presentation • [***]	17 Legal DD • [***]	18	19 Management Presentation [***]	20
21	22 P&T Review • [***]	23 Model DD • [***] GTM DD • [**]	24 Management Presentation • [***] Cyber DD • [***]	25 Management Presentation • [***]	26 Marketing DD • [***]	27
28	29	30 VDR Opened	31 Management Presentation [***]	1 Model DD • [***]	2	3

September

September

Sun	Mon	Tues	Wed	Thurs	Fri	Sat
4	5 Labor Day	6 [***] Management	7 Model DD • [***] ARR DD • [***] GTM DD • [***]	8 Tax DD • [***]	9 [***] Management [***] P&T DD • [***]	10
11	12	13 Regional Tax DD • [***]	14 P&T Follow Up • [***]	15 P&T Follow Up [***]	16 [***] Potential Feedback Date	17
18	19			22	23	24
25	26	27	28	29	30	

At the direction of the Special Committee, Morgan Stanley spoke with [***] and [***] about their interest in a roll and communicated their feedback to [***]

Management Availability Provided | Significant Process Date

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4

Morgan Stanley 8 Since I PO, Orange Share Price Has Outperformed Peers Since Orange IPO (1)(2) Share Price Performance Indexed to 100 (%) 225 200 175 150 125 21% 100 (2%) (2%) 75 (30%) 50 Apr 21 May 21 Jul 21 Aug 21 Sep 21 Nov 21 Dec 21 Jan 22 Feb 22 Apr 22 May 22 Jun 22 Aug 22 Sep 22 Orange High Growth Software High Growth Security S&P 500 Source: Capitai iQ Notes 1. Mar1<et data and Thomson estimates as of 9/1212022 2. Median of each category shown; High Growth Software includes: Allassian, Oocusign, Smartsheet, Jamf, Zoom Info, Asana, Sprout Social, Pagerduty, Hubspot; High Growth Security includes: Crowostrike, Okta, Qualys, Rapid?, Tenable, Zscaler PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 5

Morgan Stanley 8 Orange Recent Share Price History Key Share Price Information Current Price Average Since Q2 Earnings 30 day Average $19.41 $19.23 $19.37 Stock Price Performance Over the Last 3 Months r Volume(MM) 1 612412022 ~ 10.0 $22.50 L : Orange is added to the I I ~~~~~O~I::d::x ~ e .. 1 ~ 9.0 I 8/:W/2022 Orange I 1 7/18/2022 : 1 I Non Deal I 1 Special Convnittee gives Morgan I I Roadshow : Stanley permission to conduct a I L T 8.0 : limited outreach to potential non I I Violet bidders I 1 $20.00 _I I I 7.0 I $19.41 I I    ~1 $18.18 I $17.50 I 5.0 I I I I 4.0 r ‘ ... 3.0 I I r .. I 8/412022 I $15.00 I I 7/512022 ~ 1 : 02 2022 Earnings Announcemen~ : 1 711412022 1 Orange shows strong 02 earnings 2.0 : Special Convnittee : 1 1 1 with Beat and Raise 1 formed I Initial Morgan Stanley : 1 1 llf_ j__ T11L~ m ~~~~’ l. _I 1.0 $12.50 I I I II II I I I I I I I I I I I I I II 6/6/2022 6/15/2022 6/24/2022 7/5/2022 7/14/2022 712512022 8/3/2022 8/12/2022 8/23/2022 9/1/2022 9/12/2022 Volume Orange Share Price Average Source: Capitai iO Notes t . Mart<et Data as of 911212022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 6

Morgan Stanley 8 Preliminary Valuation Summary (1)(2) Share Price as of 9112/2022: $19.41 Public Tradina Comparables (l) Revenue (CY23E) Street Case: 6 Ox 9 Ox AV I CY23E Revenue of $415MM $15.19 .~~~~~~~ $2~1.86 Management Case: 6 Ox 9 Ox AV I CY23E Revenue of $440MM $16.00 $23.08 Free Cash Flow (CY23E) Street Case: 30.0x 45.0x P I CY23E FCF of $104MM : $ $16 $17 .85 .42 .~ii~~~~~i... 25$ .2126.06 Management Case: 30 Ox 45.0x P I CY23E FCF of $107MM 4 Discounted Equity Value ( ) Based on Revenue (CY25E) and discounted 2.3 Years at 12.3% cost of equity Street Case: 6 Ox 9 Ox AV I CY25E Revenue of $585MM $16.53 $19.32 ~~~~~ ..:$2~3~.5:9..... $27.69 Management Case: 6 Ox 9 Ox AV I CY25E Revenue of $697MM Based on Free Cash Flow (CY25E) and discounted 2.3 Years at 12.3% cost of equity ‘ Street Case: 30.0x 40.0x P I CY25E FCF of $136MM $16.53 ‘ $22.01 Management Case: 30.0x 40.0x P I CY25E FCF of $208MM $25.09 .. ·$33.42 4 Discounted Cash Flow Analysis ( ) $17.59 _____... Management Case: 11.3% 13.3% WACC; 3.0% 4.0% PGR $23.93 Precedent Transaction Multiples Revenue (NTM CY22E) Street Case: 7 Ox 11.0x AV I NTM Revenue of $374MM ..$~23 .91 $15.88 .~~;i;;~~~ Management Case: 7 Ox 11.0x AV I NTM Revenue of $388MM $16.39 $24.71 For Reference Precedent Transaction Premia 20 0% 50 0% Premium to Unaffected Spot ($19.41) 20.0% 50 0% Premium to 30 Day Average ($19.37) $23.29 :::::::$29.12 $23.25 $29 06 6 Historical Trading Range ( ) Last 30 Days Last90 Days $17.37 $20.80 Last 365 Days $14.29 $20.80 $14.29 $27.40 Anatvst Price Taraets Undiscounted (5) $19.00 $28.00 Discounted 1 Year@ 12.3% Cost of Equity Median $16.92 $0 $5 $10 $15 $20 $25 $30 $35 $40 Notes 4. Valuation date for DEV and DCF as of 9/1212022 1. Mar1<e1data and Thomson estimates as of911212022; Street financials represent consensus estimates through CY2024E 5. Cost of equity of 12.3% based on 1.49 Barra predicted beta, 3.4% risk free rate and 6.0% market risk premium 2. Management reflects forecast provided by Management on 8/1212022 6. Historical trading range based on daily last sale prices 3. Relevant public comparables include: Atlassian, DocuSign, Smartsheet, Jam!, Zoomlnfo, Asana, Sprout Social, PagerDuty, Hubspot, Okta, Qualys, Rapid?, Tenable, Crowds!Jike, Zscaler PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 7

Morgan Stanley 8 Orange Comparable Company Valuation Benchmarking CY2023E ( AV I Revenue 111 ) X 16.8 16.6 CY2023E Median: 7.6x CY2023E Median: 8.3x 7.9 CY2023E P I FCF I1H2H3l X CY2023E Median: 33.6x 66.5 CY2023E Median: 39.3x 34.6 33.5 N.M. N.M. N.M. N.M. Source: Capitai iQ, Thomson Consensus Notes 1. Mar1<et data and consensus estimates as of 9112/2022 • Orange Estimates • High Growth Software • High Growth Security 2. Management reflects forecast provided by Management on 8/12/2022 3. Free cash flow calculated as operating cash flow less capex PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 8

Morgan Stanley 8 Discounted Equity Value Based on CY2025E Revenue Street and Management Cases; Value at 12/31/2024 Discounted to 9/12/2022 (1H2H5) $MM, Except Where Noted Street Case ~g~ 2025E Revenue 585 697 2025E MuHiple 8.0x BOx Implied Future AV S4,679 S5,578 (+) PrOJ. cash 5/6 619 ( ) Proj. Total Debt 0 0 Future Equity Value S5,255 S6,196 Current F6§6 185.1 185.1 Annual Basic Share lncrease(6> 08% 1.00k Future FOSO 189.5 1905 Future Price per Share $27.73 $32.52 Cost of Equity (Ke) 12.3% 12.3% Discount Period (Years) 2.30 2.30 Price Per Share N PV $21.24 s24.9o Implied Fully Diluted Future Discounted Fully Diluted (3)(4) Share Price (at Dec 2024) Future Share Price • 3 Month Performance Street Case Management Case Street Case Management Case • 12 Month Performance Historical NTM CY2025E Revenue, Margin AV I NTM Multiple AV I Revenue Multiple $585 $697 18% 26% 6.0x $21.59 $25.23 $16.53 $19.32 7.0x 33% $24.66 $28.88 $18.89 $22.11 45% 8.0x $27.73 $32.52 $21.24 $24.90 9.0x $30.80 $36.16 $23.59 $27.69 10.0x $33.87 $39.81 $25.94 $30.49 11.0x $36.95 $43.45 $28.29 $33.28 12.0x $40.02 $47.09 $30.65 $36.07 13.0x $43.09 $50.74 $33.00 $38.86 14.0x $46.16 $54.38 $35.35 $41.65 Notes 4. Cost of equity of 12.3% based on 1.49 Barra predicted beta, 3.4% risk free rate and 6.0% market risk premium 1. Mar1<et data and consensus as of 9/1212022 5. Current FDSO based on implied share price; represents annualized increase in basic shares through 12131/2023 2. Management reflects forecast provided by Management on 8/12/2022 6. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 3. Assumes future cash balance as of 12/31/2024 of $582MM in Street Case and $619MM in Management Case 2022 to2025 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 9

Morgan Stanley

2 Discounted Equity Value – Based on CY2025E LFCF

Street and Management Cases; Value at 12/31/2024 Discounted to 9/12/2022 (1)(2)(4)

$MM, Except Where Noted

	Street Case	Management Case
2025E Revenue	585	697
2025E FCF	143	208
2025E FCF Margin	*24.4%*	*29.8%*
2025E Multiple	35.0x	35.0x
Implied Future EV	**$5,002**	**$7,284**
Current FDSO	185.0	185.1
Annual Basic Share Increase (5)	0.8%	1.0%
Future FDSO	189.4	190.7
Future Price per Share	$26.40	$38.20
Cost of Equity (Ke)	12.3%	12.3%
Discount Period (Years)	2.30	2.30
Price Per Share NPV	**$20.22**	**$29.26**

	Implied Fully-Diluted Future Share Price (at Dec 2024) (3)			Discounted Fully-Diluted Future Share Price	
	Street Case	Management Case		Street Case	Management Case
	CY2025E LFCF, Margin				
P / NTM Multiple	**$143** **24%**	**$208** **30%**			
30.0x	$22.65	$32.77	Discounted 2.3 Years at 12.3% Cost of Equity	$17.35	$25.09
35.0x	$26.40	$38.20		$20.22	$29.26
40.0x	$30.15	$43.64		$23.09	$33.42
45.0x	$33.91	$49.08		$25.97	$37.59

Current NTM Multiple 39.2x @$19.41

Notes
1. Market data and consensus as of 9/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Cost of equity of 12.3% based on 1.49 Barra predicted beta, 3.4% risk-free rate and 6.0% market risk premium
4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023
5. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2022 to 2025

PROJECT ORANGE
PRELIMINARY AND CONFIDENTIAL DRAFT
10

2 Long Term Orange Financial Profile $MM, unless otherwise noted (1)(2) Extrapolations reviewed and approved by management Terminal CY19A CY20A CY21A CY22E CY23E CY24E CY25E CY26E CY27E CY28E CY29E CY30E CY31E CY32E Year Select DCF Input Financials Revenue 121 175 246 336 440 555 697 854 1,020 1,186 1,344 1,480 1,585 1,649 1,706 % Revenue Growth 45% 41% 36% 31% 26% 26% 22% 19% 16% 13% 10% 7% 4% 3% Adj. EBITDA 1 16 42 49 75 132 213 282 360 447 537 612 676 725 751 Margin % 1% 9% 17% 15% 17% 24% 31% 33% 35% 38% 40% 41% 43% 44% 44% D & A 8 12 14 14 16 21 25 26 31 36 40 44 48 49 51 % of Revenue 7% 7% 6% 4% 4% 4% 4% 3% 3% 3% 3% 3% 3% 3% 3% CapEx + Capitalized Content (17) (13) (12) (21) (25) (18) (20) (26) (31) (36) (40) (44) (48) (49) (51) % of Revenue 14% 8% 5% 6% 6% 3% 3% 3% 3% 3% 3% 3% 3% 3% 3% SBC (118) (5) (18) (26) (39) (42) (42) (43) (51) (59) (67) (74) (79) (82) (85) % of Revenue 98% 3% 8% 8% 9% 8% 6% 5% 5% 5% 5% 5% 5% 5% 5% Cash Taxes 0 0 (1) (1) (5) (25) (44) (53) (70) (88) (107) (123) (137) (148) (154) Rate % 5% 54% 8% 8% 25% 36% 30% 25% 25% 25% 25% 25% 25% 25% 25% Change in NWC 35 35 50 64 65 69 63 78 83 83 79 68 52 32 29 % Change in Revenue 64% 71% 72% 62% 60% 44% 50% 50% 50% 50% 50% 50% 50% 50% uFCF (99) 32 61 66 71 116 171 238 292 347 401 438 465 477 490 % of Revenue (82%) 18% 25% 20% 16% 21% 24% 28% 29% 29% 30% 30% 29% 29% 29% EBITDA % uFCF % 83% (9%) (8%) (5%) 1% 3% 6% 5% 7% 8% 10% 12% 13% 15% 15% Notes 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 11

2 Discounted Cash Flow Analysis Preliminary Discounted Cash Flow Analysis $MM Discounted Cash Flow Analysis Perpetuity Growth Rate 3.0% 3.5% 4.0% Discount Rate 13.3% 12.3% 11.3% 13.3% 12.3% 11.3% 13.3% 12.3% 11.3% Implied Valuation NPV of UFCF 1,440 1,513 1,590 1,440 1,513 1,590 1,440 1,513 1,590 FV of Terminal Value 4,904 5,432 6,088 5,179 5,769 6,510 5,485 6,147 6,991 PV of Terminal Value 1,500 1,807 2,205 1,584 1,919 2,358 1,677 2,045 2,532 Aggregate Value 2,940 3,320 3,795 3,024 3,432 3,948 3,117 3,557 4,122 Net Cash 315 315 315 315 315 315 315 315 315 Equity Value 3,255 3,635 4,111 3,339 3,747 4,264 3,433 3,873 4,438 FDSO 185.0 185.2 185.3 185.1 185.2 185.4 185.1 185.3 185.4 Price / Share $17.59 $19.63 $22.18 $18.04 $20.23 $23.00 $18.54 $20.90 $23.93 % Premium / (Discount) to Current (9%) 1% 14% (7%) 4% 18% (4%) 8% 23% % of Aggregate Value UFCF 49% 46% 42% 48% 44% 40% 46% 43% 39% Terminal Value 51% 54% 58% 52% 56% 60% 54% 57% 61% Implied Terminal EBITDA Multiple 6.5x 7.2x 8.1x 6.9x 7.7x 8.7x 7.3x 8.2x 9.3x Implied Exit FCF Multiple (P/LFCF) 10.7x 11.7x 13.1x 11.2x 12.4x 13.9x 11.8x 13.2x 14.9x Share Price Sensitivity(2)(5) Implied Exit Multiples (2)(3) Revenue and FCF Sensitivity(4)(5) $/Share, Growth declines to 4% by 2032; EBITDA margin X, Growth declines to 4% by 2032; EBITDA margin $/Share, FY2032 Revenue Growth (linear decline from increases to 44% increases to 44%; Assumes 12.3% WACC FY2026) WACC Multiple 2032 Revenue Growth 13.3% 12.8% 12.3% 11.8% 11.3% AV / Revenue AV / EBITDA P / FCF 2% 4% 8% 12% 16% 2.5% $17.18 $18.05 $19.09 $20.16 $21.45 2.5% 3.0x 6.8x 11.1x 34% $14.96 $15.77 $17.51 $19.46 $21.61 3.0% $17.59 $18.52 $19.63 $20.78 $22.18 3.0% 3.2x 7.2x 11.7x EBITDA 39% $17.06 $18.00 $20.02 $22.27 $24.77 GR 3.5% $18.04 $19.04 $20.23 $21.48 $23.00 3.5% 3.4x 7.7x 12.4x 44% $19.17 $20.23 $22.53 $25.08 $27.92 PGR P Margin 4.0% $18.54 $19.61 $20.90 $22.27 $23.93 4.0% 3.6x 8.2x 13.2x Terminal 49% $21.28 $22.46 $25.03 $27.89 $31.07 4.5% $19.10 $20.26 $21.66 $23.16 $25.00 4.5% 3.9x 8.8x 14.1x 54% $23.38 $24.69 $27.54 $30.71 $34.22 Notes Range from Football Field (p. 7) 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 3. Calculated as implied exited aggregate value divided by relevant perpetual operating metric 4. Table assumes 12 3% WACC and 3.5% PGR 5. FDSO based on basic share count and dilutive securities schedule per latest filing 6. CY2023E NPV of uFCF stubbed for mid year PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 12

Morgan Stanley 8 Precedent Software Transaction Multiples Selected Software Transactions NTM Aggregate Value I Revenue Highest Multiple Strategic Software Deals Select Sponsor Software and Strategic Deals 44.9 35.0x+ 25.7 24.9 I r ..I 1 Orange I 1 I $ .41/share I 19 1 16·5 15.7 15.7 1 8.8x I 13.713.6 13.2 L r .! 11.0 11 0 10.8 10.3 9.3 92 9 1 9 Median 7.7x · it8 .3 8.2 8.2 8.0 7.8 7 8 7.6 7.3 7.0 6.8 6.8 6.6 6 6 “ 4.. ~~ ~ ~~~ ~~~n~r 4 6 42 . . · 4.1 3 8 3.7 3.6 3.4 3.3 3.2 Year 20 21 21 20 18 18 18 17 22 22 18 19 21 14 21 21 16 22 18 19 20 19 20 15 22 21 18 19 18 19 16 16 16 21 21 19 20 17 18 22 18 15 17 17 16 19 16 16 Growth ev 59% NA 20% 33% 30% 39% 25% 31% 16% 18% 24% 38% 20% 23% 100k 8% 21% 16% 14% 14% 12% 14% 18% 19% 19% 15% 16% 3% 24% 16% 16% 28% 28% 8% 10% 7% 4% 16% 4% 26% 7% 8% NA 17% 3% 4% 1% 12% Source Morgan Stanley Database, Capitai iQ, Thomson Consensus, Col!llany Filings, Public Information Sponsor Deals Strategic Deals Notes t . Twitio I Send Grid rruttipte as of closing date PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 13

Morgan Stanley 8 Precedent Technology M&A Premia $1 Bn+ Aggregate Value Software Transactions Since 2014 (1) # of Deals = 72 Unaffected Spot Premium % #of deals 20 18 Median: 30% 15 11 8 <20% 20% 30% 30% 40% 40% 50% 50%+ %Premium 28% 25% 21% 11% 15% % Distribution Unaffected 30 Day Average % #of deals Median: 35% 20 14 13 13 12 %Premium < 20% 20% 30% 30% 40% 40% 50% 50%+ % Distribution 18% 28% 19% 17% 18% Notes 1. Transaction data as of September 2022; excludes withdrawn deals and those by strategic acquirers PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 14

Morgan Stanley e Recent Software M&A With Sponsors 2021 and 2022 Select Public Transactions l l’“llmau& l:rk>dnllln y v~~ ~.~ I THOf~AOR/IWO I THOf~AOR/IWO P E RM”’ IR A I I rHO<.....,• I>O I I rHO<.....,•I>O I I rHO<.....,• I>O v ~~ .~.: ; ~ Medallia ci~nx hnaplan ®Sa~Point ~~ zendesk rll ~.valera Deal Size ($Bn) $11.2 $6.4 $16.5 $10.4 $6.8 $10.2 $2.8 $8.2 Date 4/26/2021 7/26/2021 1/31/2022 3/20/2022 4/11/2022 6/24/2022 8/3/2022 8/8/2022 Consideration 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash Activist Involvement X X X X X Premium to Unaffected 34% 20% 24% 31% 32% 34% 63% 27% NTM Revenue 10% 20% 3% 16% 18% 26% 19% 16% Growth NTM LFCF Margin 17% (8%) 21% 2% 1% 12% (1%) 1% Rule of 401 11 28% 12% 24% 18% 19% 38% 18% 17% NTM Purchase Rev 9.3x 10.8x 5.1x 13.5x 13.2x 4.6x 7.6x 9.0x Multiple Source: CapiQ, DeaiPoint Data Notes 1. Rule of 40 based on NTM Revenue Growth + NTM FCF Margin PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 15

3 Next Steps Process • Verbal feedback from Violet expected after market close on September 16 –Pre scripted response on key potential offer items • Should a 13 D filing occur, Morgan Stanley to: 1. Reconnect with previously contacted parties to see if there’s interest in reengaging in light of the filing 2. Report inbound interest to the Special Committee and discuss potential engagement • If we proceed with Violet, then: 1. Diligence continue confirmatory diligence, including code scan 2. Financing debt and equity sources notified (with our permission) 3. Documentation merger agreement and associated documentation PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 16

3 Next Steps – Communications In Case of Proposal by Violet • Days leading up to 13 D filing / public announcement of proposal: – Monitor for potential leaks – Develop and finalize communication materials – Hold sector leader touch base • Day of announcement of proposal: – Upload and issue press release – Alert NASDAQ – 13 D filing becomes public – Distribute employee e mail, investor / analyst courtesy note – Host daily employee briefing – Respond to inquiries, as appropriate • Days / weeks / months following announcement of proposal: – Special Committee to evaluate Violet proposal – Respond to media and stakeholder inquiries, as appropriate PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 17

Recent Software M&A With Sponsors 2021 and 2022 Select Public Transactions I Icll man & Friedman | TbO’.UBHiVfl |E n-O\UBiiivfi yj vista II THOMABRAJO II THOMABRAJO PERM IR A | TbO’.UBIIAVfl Vv’    Medallia cilrix Anaplan ®SailPoint zendesk H Avalara Deal Size ($Bn) $11.2 $6.4 $16.5 $10.4 $6.8 $10.2 $2.8 $8.2 Date 4/26/2021 7/26/2021 1/31/2022 3/20/2022 4/11/2022 6/24/2022 8/3/2022 8/8/2022 Consideration 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash Activist Involvement X X z z X z X X Premium to Unaffected 34% 20% 24% 31% 32% 34% 63% 27% NTM Revenue Growth 10% 20% 3% 16% 18% 26% 19% 16% NTM LFCF Margin 17% (8%) 21% 2% 1% 12% (1%) 1% Rule of40(1) 28% 12% 24% 18% 19% 38% 18% 17% NTM Purchase Rev Multiple 9.3x 10.8x 5.1x 13.5x 13.2x 4.6x 7.6x 9.0x Source: CaplQ, DealPoint Data Notes 1. Rule of 40 based on NTM Revenue Growth + NTM FCF Margin

3 Sponsor and Strategic Outreach Considerations Sponsors Strategics Tier 1A Tier 1 [***] [***] Tier 1B Tier 2 [***] Tier 2 [***] [***] Outreach Has Occurred PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 19

APPENDIX Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 20

Morgan Stanley 1 2 Overview of Street vs. Management Plan ( H ) Total Revenue Gross Profit $MM $MM $697 $622 _ o $503 $100 Total Revenue Growth Gross Profit Margin % % 59.1% 25.6% o 19.7% 17.7% 84.7% 82.9% o Actuals o Street 0 · Street Extrapolations o Management Notes 1. Street financials represent Thomson consensus estimates as of 9/1212022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 21

Morgan Stanley Overview of Street vs. Management Plan (Cont’d) (1H 2 > Adj. EBITDA Levered Free Cash Flow $MM $MM $213 $208 C> _o , $138 $143 $19 $1 Adj. EBITDA Margin Levered Free Cash Flow Margin % % 30.6% 29.8% _ o <> 16.5% 24.4% 23.6% o Actuals o Street 0 · Street Extrapolations o Management Notes 1. Street financials represent Thomson consensus estimates as of 9/1212022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 22

Morgan Stanley Orange Performance Has Been Volatile Since IPO, Particularly During Recent Market Turbulence .. .. Share Price Performance Since IPO (1)(2) Price per Share ($) Volume (MM) 40 15 71212021: Kaseya 101212021 Orange ransomware announces~will acquire 51312022 Broader marl<et attad< SecurityAdvisor and volatility arrid heightened intruduce a New Information Secur~ uncertainty around inflation, 35 quantitative tightening, cateQOJY titled “Human Detection and Response· 2/16/2022 Orange China slowdown and 12 announces transition of Russia I Ukraine war Co President and CFO 6/24/2022 Orange is 6/8/2021: Orange Krish Venkataraman to launches new 1111012021 Orange added to the Russell Board of Directors 30 announces upsize and 1000 Index Compliance Plus Training Module pricing of proposed Follow On Offering 9 25 Orange Capitalization $MM, unless otherwise noted <1l 6 Share Pr ice S19.41 20 $19.41 Orange adds FOSO 185 Michael Williams as new Chief Fully Dilut ed Equity Value $3,594 Marketi Officer ( )Cash (315) 7/20/2021 3 15 (+)Debt 0 Aggregate Value $3,279 AV ICY 2022E Revenue 9.8x AV ICY 2023E Revenue 7.9x 10 0 Apr 21 May 21 Jul 21 Aug 21 Sep 21 Nov 21 Dec 21 Jan 22 Feb 22 Apr 22 May 22 Jun 22 Aug 22 Sep 22 Volume Price Source: Capilal IQ Notes 1. Mart<etdataasof 9/12/2022 2. High and low based on closing prices as of Capilai iQ PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 23

Morgan Stanley ... With Valuation Multiples Converging on Those of Peers Over Time Since Orange IPO (1)(2) AV I NTM Revenue P I NTM FCF 13H4l X X 30 120 88.4x 20 80 17.6 15 60 12.5 43.5x 10 40 41 .7x 8.8x 8.8x 39.2x 8.5x 5 20 0 0 Apr 21 Jun 21 Aug 21 Oct 21 Dec 21 Feb 22 Apr 22 Jun 22 Sep 22 Apr 21 Jun 21 Aug 21 Oct 21 Dec 21 Feb 22 Apr 22 Jun 22 Sep 22 Orange High Growth Software High Growth Security o range High Growth Software High Growth Security Source: Capitai iQ Notes 1. Mar1<et data and Thomson estimates as of 9/1212022 2. Median of each category shown; High Growth Software includes: Allassian. Oocusign, Smartsheet. Jamf, Zoom Info, Asana, Sprout Social, Pagerduty, Hubspot; High Growth Security includes: Crowostrike, Okta, Qualys, Rapid?, Tenable, Zscaler 3. FCF defined as operating cash flow less capex 4. FCF multiples above 110 Ox shown as N M. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 24

Morgan Stanley Software Multiples Have Significantly Compressed From Recent Highs NTM Forward Revenue Multiples of Software Companies Since January 2002 NTM AV I Revenue Multiple SOx All Top 5 Time Software Average Revenue Peak 2021 : 67.5x 70x Period Revenue Multiple Multiple Jan 2002 Pre GFC 7.5x 3.6x Nov 2007 60x Dec 2007 GFC 6.0x 2.8x Jun 2009 SOx Post GFC Jul2009 13.1x 5.1x to COVID Jan 2020 COVID to Jan 2020 45.4x 12.0x Peak Oct 2021 40x 2021 Oct 2021 67.5x 14.6x Peak 30x Current 19.4x 6.1x 20x Peak 2021: 14.6x 19.4x 10x All Software Top 5 Software Average of All Software (1998 2014) Average of All Software (2014) Source: Capitai iQ, as of 9/1212022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 25

Morgan Stanley

Orange Comparable Company Operational Benchmarking (1)

CY2023E

CY2023E Revenue Growth (%)


Management 31
Street 24
Sprout Social 31
ZoomInfo 30
Asana 30
Smartsheet 29
Atlassian 28
Hubspot 24
PagerDuty 24
Jamf 23
DocuSign 11
Crowdstr ke 37
Zscaler 32
Okta 29
Rapid7 21
Tenable 21
Qualys 17

CY2023E Adj. EBITDA Margin (%)


Management 17
Street 17
ZoomInfo 44
Jamf 22
DocuSign 20
Atlassian 19
Hubspot 12
PagerDuty 4
Sprout Social (0)
Smartsheet (1)
Asana (32)
Qualys 39
Crowdstrike 20
Zscaler 16
Tenable 12
Rapid7 9
Okta 0

CY2023E Free Cash Flow Margin (%)(2)


Street 25
Management 24
ZoomInfo 37
Atlassian 19
DocuSign 18
Jamf 18
Hubspot 14
PagerDuty 6
Sprout Social 5
Smartsheet 4
Asana (18)
Qualys 36
Crowdstrike 32
Zscaler 23
Tenable 17
Rapid7 11
Okta 7

CY2023E Rule of (%)(3)


Management 56
Street 49
ZoomInfo 68
Atlassian 48
Jamf 40
Hubspot 38
Sprout Social 36
Smartsheet 32
PagerDuty 30
DocuSign 29
Asana 12
Crowdstrike 69
Zscaler 55
Qualys 53
Tenable 38
Okta 36
Rapid7 32

Orange Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management

Notes

1. Market data and consensus estimates as of 9/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Free cash flow calculated as operating cash flow less capital expenditures
4. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 26

Morgan Stanley

Broker Estimates for Orange

Select Analyst Estimates and Targets (1)

$MM, except per share data

Following Q2'22 Earnings Announcement, broker price targets range decreased from $19-$29

Broker		Date of Report	Rating	Current Price Target	Price Target Methodology	Valuation Methodology	Revenue CY22E	Revenue CY23E	Revenue CY24E	Gross Margin CY22E	Gross Margin CY23E	Gross Margin CY24E	Adj. EBITDA CY22E	Adj. EBITDA CY23E	Adj. EBITDA CY24E	Free Cash Flow CY22E	Free Cash Flow CY23E	Free Cash Flow CY24E
Cowen	Cowen	8/4/2022	Outperform	28.00	~12x CY2023E AV / Revenue	AV / FCF	$335	$415	-	87%	87%	-	-	-	-	$87	$123	-
Truist	Truist	8/4/2022	Buy	28.00	DCF (20x CY2032 FCF TV)	AV / FCF, DCF	$334	$424	-	86%	85%	-	$54	$59	-	$81	$98	-
Piper Sandler	Piper Sandler	8/4/2022	Overweight	25.00	DCF (25x CY2026E FCF)	AV / FCF, DCF	$334	$421	-	87%	85%	-	-	-	-	$83	$114	-
Canaccord	Canaccord	8/4/2022	Buy	25.00	~40x CY2023E AV / FCF	AV / Revenue, AV / FCF	$334	$421	-	87%	87%	-	-	-	-	$80	$105	-
Stephens	Stephens	8/4/2022	Overweight	25.00	10x CY2023E AV / Revenue	AV / Revenue	$334	$422	$515	88%	87%	87%	$53	$72	$98	$81	$114	-
Needham	Needham	8/4/2022	Buy	24.00	9.7x AV / CY2023E Revenue	AV / Revenue	$334	$415	$507	87%	87%	87%	-	-	-	$80	$107	$133
Goldman Sachs	GS	8/4/2022	Buy	22.00	85% 7.5x AV / Revenue; 15% Strategic Ppaids	AV / Revenue	$332	$412	$492	86%	85%	85%	$46	$65	$90	$64	$106	$146
Morgan Stanley	MS	8/4/2022	Equal Weight	21.00	25x CY2027E AV/FCF	AV / FCF	$333	$413	$502	86%	86%	87%	$46	$60	$93	$85	$84	$115
Bank of America	BofA	8/4/2022	Buy	20.00	7x CY2023E AV / Revenue	AV / Revenue	$334	$420	$521	87%	85%	85%	$57	$72	$97	$79	$98	$110
Citi	Citi	8/5/2022	Neutral	20.00	8.0x CY2023E AV / Revenue	AV / Revenue	$334	$394	$484	83%	78%	78%	$52	$63	$79	$84	$98	$126
UBS	UBS	8/4/2022	Neutral	19.00	8.0x CY2023E AV / Revenue	AV / Revenue	$333	$407	$475	87%	87%	88%	$60	$75	$89	$82	$95	$109
Mean				**$23.36**			**$334**	**$415**	**$499**	**87%**	**85%**	**85%**	**$53**	**$66**	**$91**	**$81**	**$104**	**$123**
Median				**$24.00**			**$334**	**$415**	**$502**	**87%**	**86%**	**87%**	**$53**	**$65**	**$92**	**$81**	**$105**	**$121**

Post earnings, median CY22 revenue estimates increased from $332; CY23 estimates decreased from $417

Notes
1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 27

WACC Calculation Predicted Beta (1)(2) Orange WACC Analysis (1) 1.6 WACC Calculation 1.5 Low Base High 1.4 Market Risk Premium 6.0% 6.0% 6.0% 1.3 Barra Predicted Beta (2) 1.49 1.49 1.49 1.2 Risk Free Rate 10 Year Spot as of 09/12/22 3.4% 3.4% 3.4% 1.1 Sensitivity Adjustment (1.0%) 0.0% 1.0% 1 Cost of Equity 11.3% 12.3% 13.3% 21 21 21 21 21 22 22 22 22    Apr Jun Aug Oct Dec Feb Apr Jun Sep Equity / Total Capitalization 100.0% 100.0% 100.0% Pre Tax Cost of Debt Tax Rate 25% 25% 25% After Tax Cost of Debt Total Debt / Total Capitalization WACC 11.3% 12.3% 13.3% Notes 1. Market data as of 9/12/2022 2. Barra Beta per Capital IQ as of 9/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 28

Orange Capitalization Summary and Aggregate Value Build $MM, Except Where Noted (1)(2)(3) Current Spot Current Share Price ($) $19.41 Basic Total Shares Outstanding (#MM) 175.7 Shares Weighted Avg Diluted Shares Outstanding Dilutive Instruments (#MM) Strike Price ($) (#MM) RSUs Outstanding 2.79 0.00 2.79 Options Outstanding 8.04 $3.25 6.69 Total 9.48 Debt Amount Total Debt Fully Diluted Shares Outstanding (#MM) 185.2 Fully Diluted Equity Value $3,594 (+) Debt Principal ( ) Cash ($315) Fully Diluted Aggregate Value $3,279 Notes 1. Market data as of 9/12/2022 2. Debt balance, options, and RSUs as of 6/30/2022 3. Assumes $315MM Cash and 175.7MM basic shares outstanding as of 6/30/2022 per 10Q PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 29

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